UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 14A/A
    Amendment to Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant    [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to  240.14a-12

                                   MFRI, INC.
                (Name of Registrant as Specified in Its Charter)

                    _________________________________________
      (Name of Person(s) Filing Proxy Statement, If Other Then Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount previously paid: $

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                                SUPPLEMENT TO THE
                          PROXY STATEMENT OF MFRI, INC.
                               DATED JUNE 10, 2004
                     FOR ITS ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 24, 2004


The date deadlines for submitting stockholder proposals and for notice of business to come before the 2005 annual meeting of stockholders of MFRI, Inc. for the purpose of granting discretionary voting authority on such proposals were inadvertently left out in the paragraph titled "Stockholder Proposals" in the Proxy Statement of MFRI, Inc. dated June 10, 2004 for its annual meeting of stockholders to be held on June 24, 2004 (the "Proxy Statement"). This
Supplement  to  the  Proxy   Statement  is  being   provided  to  complete  that
information.:



                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders in 2005 must be received by the Company at its principal executive offices in Niles, Illinois by February 10, 2005 in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting. In addition, if any business should properly come before such annual meeting other than that which is stated in such proxy statement, then, if the Company does not receive notice of such matter by April 26, 2005, the persons designated in such proxy form will have discretionary authority to vote or refrain from voting on any such proposal.




June 29, 2004